SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. 2)

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USURF America, Inc.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

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USURF America, Inc.
6005 Delmonico Drive, Suite 140
Colorado Springs, Colorado 80919
July 1, 2003
Dear Shareholder:

You are cordially invited to attend the 2003 Annual Meeting of Shareholders of USURF America, Inc. (the “Company”) to be held on Friday, August 8, 2003, at 10:00 a.m. (local time), at 6005 Delmonico Drive, Suite 140, Colorado Springs, Colorado 80919. Please find enclosed a notice to shareholders, a Proxy Statement describing the business to be transacted at the meeting, a proxy for use in voting at the meeting and an annual report for the Company.

At the Annual Meeting, you will be asked (1) to elect four directors of the Company; (2) to ratify the selection of Hein + Associates, LLP as the independent auditors for the Company for the fiscal year ending December 31, 2003; (3) to approve an amendment of the Articles of Incorporation of the Company; (4) to ratify the adoption of a stock ownership plan for officers, directors and consultants of the Company; and (5) to act upon such other business as may properly come before the annual meeting or any adjournment(s) or postponement(s) thereof.

We hope that you will be able to attend the annual meeting, and we urge you to read the enclosed Proxy Statement before you decide to vote. Whether or not you plan to attend, please complete, sign, date and return the enclosed proxy as promptly as possible. It is important that your shares be represented at the meeting.

Very truly yours,
/s/ DOUGLAS O. MCKINNON
Douglas O. McKinnon President and Chief Executive Officer

YOUR VOTE IS IMPORTANT

All shareholders are cordially invited to attend the Annual Meeting in person. However, to ensure your representation at the meeting, you are urged to complete, sign, date and return the enclosed proxy, in the enclosed postage paid envelope, as promptly as possible. Any shareholder attending the meeting may vote in person even if he or she has returned a proxy.

Many of the Company’s shareholders hold their shares in “street-name” in the name of a brokerage firm or bank. If you hold your shares in “street-name,” please note that only your brokerage firm or bank can sign a proxy on your behalf, and only upon receipt of your specific instructions. The Board of Directors urges you to contact the person responsible for your account today, and instruct them to execute a proxy in favor of the proposals described in this Proxy Statement.

USURF America, Inc.
6005 Delmonico Drive, Suite 140
Colorado Springs, Colorado 80919

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS TO BE HELD AUGUST 8, 2003

NOTICE IS HEREBY GIVEN that the 2003 Annual Meeting of Shareholders of USURF America, Inc. (the “Company”) will be held on Friday, August 8, 2003, at 10:00 a.m. local time, at 6005 Delmonico Drive, Suite 140, Colorado Springs, Colorado 80919, for the following purposes:

1.	Election of four directors;
2.	Ratification of appointment of Hein + Associates, LLP as independent auditors for 2003;
3.	Approval of an amendment of the Articles of Incorporation of the Company;
4.	Ratification of the adoption of a stock ownership plan for officers, directors and consultants of the Company; and
5.	To transact any other business that may properly come before the meeting.
Shareholders of record at the close of business on June 25, 2003, are entitled to notice of, and to vote at, the Annual Meeting and any adjournments thereof.
You are cordially invited to attend the Annual Meeting.

By Order of the Board of Directors
/s/ CHRISTOPHER K. BRENNER
Christopher K. Brenner Vice President of Finance and Administration, Chief Financial Officer and Secretary

Dated: July 1, 2003

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE ENCLOSED POSTAGE PAID ENVELOPE. IF YOU ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE IN PERSON.

USURF America, Inc.
6005 Delmonico Drive, Suite 140
Colorado Springs, Colorado 80919

PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS TO BE HELD AUGUST 8, 2003

INTRODUCTION

This Proxy Statement is furnished to holders of common stock, par value $.0001 per share (the “Common Stock”), of USURF America, Inc., a Nevada corporation (the “Company”), in connection with the solicitation of the accompanying proxy on behalf of the Board of Directors of the Company (the “Board”) for use at the 2003 annual meeting of the Company’s shareholders (the “Annual Meeting”) and at any adjournment(s) or postponement(s) thereof. The Annual Meeting will be held at 6005 Delmonico Drive, Suite 140, Colorado Springs, Colorado 80919, on Friday, August 8, 2003, at 10:00 a.m. (local time), for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders (the “Notice”). When proxies in the accompanying form are properly executed and received, the shares represented thereby will be voted at the Annual Meeting in accordance with the directions noted thereon. If no direction is indicated on the proxy, the shares represented thereby will be voted for the election of the Board’s nominees as directors; for the ratification of the selection of Hein + Associates, LLP as the Company’s independent auditors for the fiscal year ending December 31, 2003; for an amendment of the Articles of Incorporation of the Company; and for the ratification of the adoption of a stock ownership plan for officers, directors and consultants of the Company.

Securities Transfer Corporation (“STC”) is assisting us in this solicitation of proxies. Questions or requests for proxy materials can be directed to STC at:
Securities Transfer Corporation 2591 Dallas Parkway, Suite 102 Frisco, Texas 75034
Or call: (469) 633-0101 or Fax: (469) 633-0088

Many of the Company’s shareholders hold their shares in “street-name” in the name of a brokerage firm or bank. If you hold your shares in “street-name,” please note that only your brokerage firm or bank can sign a proxy on your behalf, and only upon receipt of your specific instructions. The Board urges you to contact the person responsible for your account today, and instruct them to execute a proxy in favor of the proposals described in this Proxy Statement.

If you hold your shares in more than one type of account or if your shares are registered differently, you may receive more than one proxy. Please sign and return all proxies that you receive.
This Proxy Statement and the accompanying proxy are first being mailed to shareholders on or about July 10, 2003.

REVOCABILITY OF PROXIES

If you attend the Annual Meeting, you may vote in person. If you are not present at the Annual Meeting, your shares can be voted only if you have returned a properly signed proxy or are represented by another proxy. The enclosed proxy, even though executed and returned, may be revoked at any time prior to the voting of the proxy by giving written notice of revocation to the Secretary of the Company or by executing and delivering to the Secretary of the Company a proxy bearing a later date. However, no such revocation will be effective until notice thereof has been received by the Company at or before the Annual Meeting. Mere attendance at the Annual Meeting will not revoke the proxy.

METHOD AND COSTS OF SOLICITATION

This solicitation of proxies is made by and on behalf of the Board and will be conducted primarily by mail. In addition to the use of mail, the directors and certain executive officers of the Company may solicit the return of proxies by telephone, facsimile, other electronic media or through personal contact. Proxies may not be returned through the Internet. The directors and executive officers who may participate in the solicitation will not be additionally compensated but will be reimbursed for out-of-pocket expenses. The Company has engaged STC to serve as its proxy solicitor. Pursuant to the Company’s agreement with STC, STC will provide various proxy advisory and solicitation services for the Company in exchange for a fee not to exceed $5,000, plus expenses. The Company has also agreed to indemnify STC against certain liabilities in connection with this solicitation. The Company may also request, and reimburse the reasonable fees and expenses of, banking institutions, brokerage firms, custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of Common Stock that those companies hold of record. The cost of preparing, printing, assembling and mailing the annual report, the Notice, this Proxy Statement and the enclosed proxy will be borne by the Company.

The principal executive offices of the Company are located at 6005 Delmonico Drive, Suite 140, Colorado Springs, Colorado 80919. The Company’s mailing address is the same as that of its principal executive offices.

QUORUM AND VOTING

The record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting was the close of business on Wednesday, June 25, 2003 (the “Record Date”). Each share of Common Stock outstanding on the Record Date will be entitled to one vote on all matters to be acted upon at the Annual Meeting. On the Record Date, there were 84,407,203 shares of Common Stock outstanding. The only outstanding voting securities of the Company are shares of Common Stock. There are no cumulative voting rights. The presence, in person or by proxy, of holders of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum to transact business. Assuming the presence of a quorum, directors will be elected by a plurality of the votes cast. To approve any other matter to be presented at the Annual Meeting, the number of votes cast in favor of the matter must exceed the number of votes cast in opposition to the matter.

If a quorum is not present at the Annual Meeting, the holders of a majority of the Common Stock entitled to vote who are present or represented by proxy at the Annual Meeting have the power to adjourn the Annual Meeting from time to time without notice, other than an announcement at the Annual Meeting of the time and place of the adjourned meeting, until a quorum is present. In addition, under the Company’s bylaws, the chairman of the Annual Meeting has the power to adjourn the Annual Meeting for any reason from time to time without notice, other than an announcement at the Annual Meeting of the time and place of the adjourned meeting, provided that a new record date is not set. At any such adjourned meeting at which a quorum is present, any business may be transacted that could have been transacted at the Annual Meeting.

Abstentions and broker non-votes will count in determining if a quorum is present at the Annual Meeting. A broker non-vote occurs if a broker or other nominee attending the meeting in person or submitting a proxy does not have discretionary authority to vote on a particular item and has not received voting instructions with respect to that item. Abstentions and broker non-votes will have no effect on the election of directors and will not be counted as a vote cast in favor of or the ratification of the selection of Hein + Associates, LLP as the Company’s independent auditors, will not be counted as a vote cast in favor of an amendment to the Articles of Incorporation of the Company and will not be counted as a vote cast in favor of the ratification of the adoption of a stock ownership plan for officers, directors and consultants of the Company.

PROPOSAL ONE
ELECTION OF DIRECTORS

The Board has nominated Douglas O. McKinnon, David M. Loflin, Richard E. Wilson and Ross S. Bravata as nominees for election at the Annual Meeting as directors. If elected, the nominees will serve for one-year terms and until their successors are duly elected and qualified or until their earlier death, resignation or removal from office. Set forth below is certain information concerning the nominees:

DOUGLAS O. MCKINNON

Mr. McKinnon became president and chief executive officer of the Company in April 2002. During the five years prior to his joining the Company, he served as chief executive officer of IP Services, Inc., a next-generation communications services provider using broadband Internet Protocol (IP) and Asynchronous Transfer Mode (ATM) based networks; executive vice president and chief financial officer of AVIRNEX Communications Group, Inc., a provider of retail telecommunications service including domestic and international long distance and enhanced services to small and medium-sized business customers; and vice-president of ICG Communications, Inc, one of the country’s largest competitive local exchange carriers offering local, long distance, ATM and frame relay services with a nationwide fiber optic infrastructure. Mr. McKinnon is a former practicing CPA with the SEC practice section of Coopers & Lybrand.

Director since April 2002	Age 52
DAVID M. LOFLIN

Mr. Loflin has served as an executive officer of the Company, since its inception in 1996. From inception to April 2002, Mr. Loflin served as president. Since that time, he has served as Chairman of the Board.

Director since inception, November 1996	Age 45
RICHARD E. WILSON

Mr. Wilson was co-founder of The Association of Communications Enterprises (ASCENT) (formerly the Telecommunications Resellers Association), a leading trade group representing entrepreneurial and small business communications companies. He served on that organization’s board in 1992 and 1993 and is currently Chairman Emeritus of ASCENT. At present, Mr. Wilson is a principal and executive vice president of business development of NetPort-Datacom, Inc., a privately-held Mukilteo, Washington-based provider of international voice service. During 2001 and 2002, Mr. Wilson was a principal in SigBioUSA, LLC, a Mulkiteo, Washington-based telecommunications consulting firm with expertise in both wireline and wireless telecommunications applications. From May 2000 to April 2001, Mr. Wilson was president and chief executive officer of Open Telecommunications North America, a wholly-owned subsidiary of Open Telecommunications Australia (OT), a publicly-traded company in Australia that provides telecommunications-network-infrastructure related products and services. Also, from 2000 through January 2002, Mr. Wilson served as a director of GlobalNet International Telecommunications, Inc., an Illinois-based provider of global telecommunications services. GlobalNet was publicly traded under the symbol GBNE, until acquired by Titan Corporation.

Director since March 2003	Age 61
ROSS S. BRAVATA

Mr. Bravata has, since 1981, worked for Novartis (formerly Ciba Corporation), in various positions, and currently serves as a Senior Control Systems Technician. In such capacity, Mr. Bravata supervises the service and maintenance of electronic instrumentation.

Director since December 1996	Age 43

Required Vote and Recommendation

A plurality of the votes cast at the Annual Meeting is required to elect each nominee. Accordingly, abstentions and broker non-votes will have no effect on the election of directors. Shares represented by proxies will be voted for the election of the nominees named above, unless authority to do so is withheld. The Board has no reason to believe that any nominee will be unable or unwilling to serve if elected. If any of the nominees should be unable to serve, shares represented by proxies may be voted for a substitute nominee recommended by the Board.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” EACH OF THE BOARD’S NOMINEES.

PROPOSAL TWO
RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

The Audit Committee of the Board has selected Hein + Associates, LLP as the independent auditors to audit the consolidated financial statements of the Company for the fiscal year ending December 31, 2003. The Board has determined that it would be desirable to request that the shareholders ratify such selection. Hein + Associates, LLP served as the Company’s independent auditors for the fiscal year ended December 31, 2002, and has reported on the Company’s consolidated financial statements for that year. Representatives of Hein + Associates, LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions from shareholders.

The Audit Committee has the responsibility for selecting the Company’s independent auditors and shareholder ratification is not required. However, the selection is being submitted for ratification at the Annual Meeting with a view towards soliciting the shareholders’ opinions, which the Audit Committee will take into consideration in future deliberations. If the selection of Hein + Associates, LLP is not ratified at the Annual Meeting, the Audit Committee will consider the engagement of other independent auditors. The Audit Committee may terminate the engagement of Hein + Associates, LLP as the Company’s independent auditors without the approval of the Company’s shareholders whenever the Audit Committee deems termination necessary or appropriate.

Required Vote and Recommendation

Ratification of Hein + Associates, LLP as the Company’s independent auditors for the fiscal year ending December 31, 2003, requires the number of votes cast in favor of the ratification to exceed the number of votes cast in opposition to the ratification. Abstentions and broker non-votes will not be counted as votes cast in favor of or in opposition to the ratification of Hein + Associates, LLP. Shares represented by proxies will be voted for the ratification of Hein + Associates, LLP as the Company’s independent auditors for the fiscal year ending December 31, 2003, unless authority to do so is withheld.

THE BOARD RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE SELECTION OF HEIN + ASSOCIATES, LLP AS THE COMPANY’S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2003.

PROPOSAL THREE
APPROVAL OF AMENDMENT TO ARTICLES OF INCORPORATION TO INCREASE AUTHORIZED CAPITAL STOCK

The Board has approved an amendment to the Company’s Articles of Incorporation to increase the number of shares of authorized common stock and to add shares of preferred stock to the Company’s authorized capital (together, the common and preferred stock are referred to as the “Capital Stock”). The Articles of Incorporation currently authorize 100,000,000 shares of common stock, $.0001 par value per share, and no shares of preferred stock. If approved at the Annual Meeting, this proposal will be effected immediately.

The proposed amendment to the Articles of Incorporation would increase the number of shares of common stock which the Company is authorized to issue to 400,000,000; and add 100,000,000 shares of preferred stock to the capital stock of the Company. You are urged to read carefully the full text of the proposed amendment to the Articles of Incorporation, a copy of which is attached to this Proxy Statement as Appendix B. In the event the amendment is approved, the Company will file an amendment to its Articles of Incorporation with the Secretary of State of the State of Nevada.

If the amendment to the Company’s Articles of Incorporation is approved, the Board will be authorized to designate the rights and preferences of each series of preferred stock. See “Description of Preferred Stock” below.

Purpose and Effect of the Amendment

The plan of the Company contemplates the future acquisition of operating companies and/or assets that are perceived as compatible with its plan. Inasmuch as substantially all of the authorized shares of the Common Stock has either been issued or reserved for issuance upon the exercise of warrants and options, the Board has determined that it is imperative to the Company’s future plans that there be sufficient shares of the Common Stock authorized for issuance with which acquisition and/or financing opportunities could be completed expeditiously. Accordingly, the Company’s Articles of Incorporation must be amended to provide to the Board the capability of authorizing the issuance of any such additional shares needed to consummate any such possible future acquisition and/or financing transactions or to accomplish any other corporate purposes. Having authorized shares available for issuance in the future would give the Company greater flexibility and allow shares of Capital Stock to be issued without the expense and delay of a special shareholders meeting. The shares of Capital Stock would be available for issuance without any further action by the shareholders, unless such action is required by applicable law or the rules of AMEX or any other stock exchange on which the Company’s securities may be listed.

The additional shares of common stock for which authorization is sought would be part of the existing class of common stock and, if and when issued, would have the same rights and privileges as the shares of common stock presently outstanding. Such additional shares would not (and the shares of common stock presently outstanding do not) entitle the holders thereof to preemptive rights.

The amendment to the Articles of Incorporation would grant the Board the right to designate the rights and preferences of any series of preferred stock that may be issued. See “Description of Preferred Stock” below.

Although authorization is not being sought in response to any indication or proposal that the Company is a target for take-over activity, you should consider the fact that the increase in the authorized Capital Stock of the Company, coupled with the power of the Board to authorize the issuance of the shares and the ability of the Board to set the terms of the preferred stock, means that the Board could, in the future, act to cause the issuance of shares in a manner or on terms which might thwart or complicate efforts of a third party to attempt to gain control of the Company.

Description of Common Stock

Each share of Common Stock is entitled to one vote at all meetings of shareholders. All shares of Common Stock are equal to each other with respect to liquidation rights and dividend rights. There are no preemptive rights to purchase any additional shares of Common Stock, nor are there any subscription, conversion or redemption rights applicable to the Common Stock. The Company’s Articles of Incorporation, as amended, prohibit cumulative voting in the election of directors. The absence of cumulative voting means that holders of more than 50% of the shares voting for the election of directors can elect all directors if they choose to do so. In such event, the holders of the remaining shares of Common Stock will not be entitled to elect any director. A majority of the shares entitled to vote, represented in person or by proxy, constitutes a quorum at a meeting of shareholders. In the event of liquidation, dissolution or winding up, holders of shares of Common Stock will be entitled to receive, on a pro rata basis, all assets remaining after satisfaction of all liabilities.

Description of Preferred Stock

If the amendment to the Articles of Incorporation is approved, the Board would be permitted, without further shareholder authorization, to issue preferred stock in one or more series and to fix the terms and provisions of each series, including dividend rights and preferences, conversion rights, voting rights, redemption rights and rights on liquidation, including preferences over common stock. The issuance of any series of preferred stock under certain circumstances could adversely affect the voting power or other rights of the holders of common stock, and, under certain circumstances, be used as a means of discouraging, delaying or preventing a change in control of the Company. No commitment to issue shares of preferred stock has been made by the Company.

Required Vote and Recommendation

Approval of the proposed amendment to the Articles of Incorporation of the Company requires the number of votes cast in favor of the approval to exceed the number of votes cast in opposition to the approval. Abstentions and broker non-votes will not be counted as votes cast in favor of, or in opposition to, the approval of the amendment to the Articles of Incorporation of the Company. Shares represented by proxies will be voted for the approval of the amendment to the Articles of Incorporation of the Company, unless authority to do so is withheld.

THE BOARD RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE AMENDMENT TO THE ARTICLES OF INCORPORATION OF THE COMPANY.

PROPOSAL FOUR
RATIFICATION OF THE ADOPTION OF A STOCK OWNERSHIP PLAN FOR OFFICERS, DIRECTORS AND CONSULTANTS OF THE COMPANY
Description of Stock Ownership Plan

In March 2002, the Board adopted a stock ownership plan for officers, directors and consultants of the Company known as the 2002 Stock Ownership Plan, as amended and restated in December 2002 (the “2002 Plan”).

The 2002 Plan was established by the Board as a means to promote the success and enhance the value of the Company by linking the personal interests of participants to those of the Company’s shareholders, and by providing participants with an incentive for outstanding performance. The 2002 Plan is further intended to aid the Company in attracting and retaining the services of persons upon whose judgment, interest and special efforts the successful operation of the Company and its subsidiaries is dependent. Persons who are either officers, directors or consultants of the Company are eligible to participate in the 2002 Plan. The Board may, at any time and from time to time, grant shares of the Common Stock in such amounts and upon such terms and conditions as it may determine, to include the granting of shares of the Common Stock and the granting of options to purchase shares of the Common Stock. 11,000,000 shares of the Common Stock have been reserved for issuance under the 2002 Plan and a registration statement on Form S-8 (SEC File No. 333-102167) relating to the 2002 Plan, as amended, has been filed with the SEC. Under the 2002 Plan, to date, 6,650,000 shares of the Common Stock have been issued to consultants. At this time, we have no current plans to make any grants under the 2002 Plan.

Required Vote and Recommendation

Ratification of the adoption of a stock ownership plan for officers, directors and consultants of the Company requires the number of votes cast in favor of the approval to exceed the number of votes cast in opposition to the ratification. Abstentions and broker non-votes will not be counted as votes cast in favor of, or in opposition to, ratification of the adoption of a stock ownership plan for officers, directors and consultants of the Company. Shares represented by proxies will be voted for the ratification of the adoption of a stock ownership plan for officers, directors and consultants of the Company.

THE BOARD RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE ADOPTION OF A STOCK OWNERSHIP PLAN FOR OFFICERS, DIRECTORS AND CONSULTANTS OF THE COMPANY.

DIRECTORS

Set forth below is certain information concerning the directors of the Company. Biographical information relating to these persons is set forth previously in this Proxy Statement. See “Proposal One - Election of Directors”.

Name of Director	Age	Title(s)
Douglas O. McKinnon	52	Director, President and Chief Executive Officer
David M. Loflin	45	Chairman of the Board
Richard E. Wilson	61	Director
Ross S. Bravata	43	Director

There currently exist two vacancies on the Board. The Company is making its best effort to locate additional qualified persons who are willing to fill such vacancies. To date, no such person has committed to join the Board.

Corporate Governance; Board Committees; Meetings

During the last quarter of 2002, the Company began to evaluate its current corporate governance policies and practices and to institute changes in its corporate governance practices to comply with current and proposed corporate governance requirements under the Sarbanes-Oxley Act of 2002 and rules of The American Stock Exchange. In connection with this initiative, the Board has:

-	Adopted a new Audit Committee Charter:
-	the new Audit Committee Charter requires that a majority of its members be independent directors; and
-

the new Audit Committee Charter significantly expands the specific oversight responsibilities of the Audit Committee (a copy of the new Audit Committee Charter is set forth in Appendix A to this Proxy Statement).

-	Reconstituted its Executive Committee to include an independent director.

Standing committees of the Board include the Executive Committee and Audit Committee. In addition, the Board has created a Management Council. While the Management Council has no power to authorize any corporate action, the Management Council was created by the Board to promote communication between and among the Company’s various operating divisions as the Company’s business operations expand. It is expected that the Management Council will begin to hold regular meetings during the second quarter of 2003.

Full Board
The full Board did not hold a meeting during 2002; however, it took action by unanimous written consent in lieu of a meeting on forty occasions.
Executive Committee

The Executive Committee is composed of Messrs. Loflin (chairman), McKinnon and Wilson. Pursuant to the Company’s bylaws, between meetings of the Board, the Executive Committee has the full power and authority of the Board in the management of the business and affairs of the Company, except to the extent limited by Nevada law. Pursuant to the bylaws of the Executive Committee, as adopted by the Board, the Executive Committee has the authority to exercise all powers of the Board, except the power: to declare dividends; to sell or otherwise dispose of all or substantially all of the Company’s assets; to recommend to the Company’s shareholders any action requiring their approval; and to change the membership of any committee, fill the vacancies thereon or discharge any committee. During 2002, the Executive Committee did not meet; however, it took action by unanimous written consent in lieu of a meeting on nineteen occasions.

Audit Committee

The Audit Committee is composed of Messrs. McKinnon (chairman), Wilson and Bravata. The Board appointed Messrs. McKinnon, Wilson and Bravata to the Audit Committee effective as of March 28, 2003. The purposes of the Audit Committee are:

-	to oversee the quality and integrity of the financial statements and other financial information the Company provides to any governmental body or the public;
-	to oversee the independent auditors’ qualifications and independence;
-	to oversee the performance of the Company’s independent auditors;
-	to oversee the Company’s systems of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have established or will establish in the future;
-

to establish procedures for the receipt, retention and treatment of complaints regarding accounting, internal controls, and other auditing matters and for the confidential, anonymous submission by Company employees of concerns regarding questionable accounting or auditing matters;

-

to provide an open avenue of communication among the independent auditors, financial and senior management, the internal auditing department, and the Board, always emphasizing that the independent auditors are accountable to the Audit Committee; and

-	to perform such other duties as are directed by the Board.

In March 2003, the Board approved the amendment and restatement of the Audit Committee Charter to read as set forth in Appendix A attached to this Proxy Statement. The Board has determined that the Audit Committee meets the current requirements of AMEX and applicable rules and regulations of the SEC. Due to resignations by two independent directors and the Company’s inability to attract qualified replacements, the Audit Committee was comprised of only one member, Mr. Loflin, during nearly all of 2002. Mr. Loflin, in his position as a member of the Audit Committee, approved the dismissal of the Company’s former independent auditors, Postlethwaite & Netterville, and the engagement of Hein + Associates, LLP as the auditors of the Company’s financial statements for the year ended December 31, 2002.

Director Compensation

Non-employee directors do not receive annual payments for their service as directors, nor has the Board established a per-meeting stipend. At such time as the Company’s cash position improves, it is likely that the Board will begin to compensate non-employee directors. However, no determination of the amount of any such payment amounts has been made. Directors who are also employees of the Company receive no additional compensation for their service on the Board and its committees.

Term of Office
If approved at the Annual Meeting, each of the nominee directors will serve for a term that expires at the annual meeting of shareholders in 2004.

EXECUTIVE OFFICERS
Set forth below is certain information concerning the executive officers of the Company:
Name of Officer	Age	Title(s)
Douglas O. McKinnon	52	Director, President and Chief Executive Officer
David M. Loflin	45	Chairman of the Board
Kenneth J. Upcraft	57	Executive Vice President
Christopher K. Brenner	43	Vice President of Finance and Administration, Chief Financial Officer and Secretary

The executive officers named above were elected by the Board to serve in such capacities until their respective successors have been duly elected and qualified, or until their earlier death, resignation or removal from office. Biographical information on Messrs. McKinnon and Loflin is set forth previously in this Proxy Statement. See “Directors”.

KENNETH J. UPCRAFT

Mr. Upcraft joined the Company in August 2002. For more than the five years prior to that time, he owned and operated Pantel, a consultancy focused on providing professional services to telecommunications and Internet service providers, including wireless Internet access providers.

CHRISTOPHER K. BRENNER

Mr. Brenner earned a BBA degree in accounting from Baylor University, Waco, Texas, and a JD degree from the University of Houston Law Center. Prior to his joining the Company in February 2003, Mr. Brenner served as chief financial officer and general counsel for Southern Colorado Telecommunications Company, a privately-held, Colorado City, Colorado-based telecommunications company. Prior to that, from January 2000 to November 2001, Mr. Brenner was an associate in the law firm of Martin, Disiere, Jefferson & Wisdom, LLP, Houston, Texas. From August 1996 to December 1999, Mr. Brenner was an associate in the law firm of Bracewell & Patterson, LLP, Houston, Texas. He is licensed to practice law in the states of Colorado and Texas and is a former practicing CPA.

EXECUTIVE COMPENSATION
Summary Compensation Table

The following table sets forth certain information for the years ended December 31, 2002, 2001 and 2000, concerning compensation of the Company’s chief executive officer and each of the other four most highly compensated executive officers of the Company whose total annual salary and bonus exceeded $100,000 for services rendered to the Company during the year ended December 31, 2002.

Annual Compensation	Long-Term Compensation
Name, Principal Position	Fiscal Year	Salary $	Bonus $	Other Annual Com-pen-sation $	Securities Underlying Options #	All other com-pen-sation $
Douglas O. McKinnon [President and Chief Executive Officer]	2002 2001 2000	$127,500(1) NOTE (A) NOTE (A)	$310,456(1)	$-0-	-0-	$-0-
David M. Loflin [Chairman of the Board and former President]	2002 2001 2000	$150,000(2) $150,000(3) $150,000(4)	$200,000(2) $133,000(5) $-0-	$-0- $-0- $-0-	$-0- $-0- $-0-	$-0- $-0- $-0-
Waddell D. Loflin [former Vice President and Secretary]	2002 2001 2000	$79,167(6) $100,000(7) $100,000(8)	$200,000(9) $18,000(10) $48,000(11)	$-0- $-0- $-0-	$-0- $-0- $-0-	$-0- $-0- $-0-
James Kaufman [former Vice President - Corporate Development]	2002 2001 2000	$95,000(12) $120,000(13) $120,000(14)	$200,000(15) $-0- $72,000(16)	$-0- $-0- $-0-	$-0- $-0- $-0-	$-0- $-0- $-0-
Kenneth J. Upcraft [Executive Vice President]	2002 2001 2000	$62,500(17) NOTE (B) NOTE (B)	$58,220(17)	$-0-	-0-	$-0-
(A)	Mr. McKinnon was not employed by us during this fiscal year.
(B)	Mr. Upcraft was not employed by us during this fiscal year.
(1)

$91,044 of Mr. McKinnon’s salary amount and $10,456 of his bonus amount were paid by the issuance of 1,450,000 shares of our common stock, a per share value of $.07 per share, the last closing price of our common stock, as reported by AMEX, on the date of issuance. $300,000 of Mr. McKinnon’s bonus amount was paid by the issuance of 3,000,000 shares of our common stock, upon his executing his employment agreement, which shares were valued at $.10 per share, the last closing price of our common stock, as reported by AMEX, on the date of issuance.

(2)

$42,750 of Mr. Loflin’s salary amount was accrued; Mr. Loflin waived payment of this amount, in connection with the Evergreen transaction (described elsewhere herein). $107,250 of Mr. Loflin’s salary amount was paid by the issuance of 618,000 shares of our common stock, a per share value of $.173 per share, a per share price higher than the market price that was negotiated by us with Mr. Loflin. Mr. Loflin’s bonus amount was paid by the issuance of 2,000,000 shares of our common stock, upon his executing an amendment to his employment agreement, which shares were valued at $.10 per share, the last closing price of our common stock, as reported by AMEX, on the date of issuance.

(3)	$53,612 of this amount was accrued; Mr. Loflin waived payment of this amount, in connection with the Evergreen transaction (described elsewhere herein).
(4)	$34,083 of this amount was accrued; Mr. Loflin waived payment of this amount, in connection with the Evergreen transaction (described elsewhere herein).
(5)	This bonus was paid by the issuance of 700,000 shares to Mr. Loflin, which were valued at $.19 per share, the last closing price of the Common Stock, as reported by AMEX, prior to their issuance.
(6)

$29,167 of Mr. Loflin’s salary amount was accrued; Mr. Loflin waived payment of this amount, in connection with the Evergreen transaction (described elsewhere herein). $50,000 of Mr. Loflin’s salary amount was paid by the issuance of 600,000 shares of our common stock, a per share value of $.083 per share, a per share price higher than the market price that was negotiated by us with Mr. Loflin.

(7)	$24,423 of Mr. Loflin’s salary amount was accrued; Mr. Loflin waived payment of this amount, in connection with the Evergreen transaction (described elsewhere herein).
(8)	$35,417 of Mr. Loflin’s salary amount was accrued; Mr. Loflin waived payment of this amount, in connection with the Evergreen transaction (described elsewhere herein).
(9)

This bonus was paid by the issuance of 2,000,000 shares to Mr. Loflin in connection with the Evergreen transaction (described elsewhere herein), which shares were valued at $.10 per share, the last closing price of the Common Stock, as reported by AMEX, prior to their issuance.

(10)

This bonus was paid by the issuance of 200,000 shares to Mr. Loflin, which shares were valued at $.09 per share, the last closing price of the Common Stock, as reported by AMEX, prior to their issuance.

(11)

This bonus was paid by the issuance of 200,000 shares to Mr. Loflin, which shares were valued at $.24 per share, the last closing price of the Common Stock, as reported by AMEX, prior to their issuance.

(12)

$35,000 of Mr. Kaufman’s salary amount was accrued; Mr. Kaufman waived payment of this amount, in connection with the Evergreen transaction (described elsewhere herein). $60,000 of Mr. Kaufman’s salary amount was paid by the issuance of 600,000 shares of our common stock, a per share value of $.10 per share, a per share price higher than the market price that was negotiated by us with Mr. Kaufman.

(13)

$106,270 of this amount was accrued; $96,000 of this amount was payable in shares of our common stock. In connection with the Evergreen transaction (described elsewhere herein), Mr. Kaufman waived payment of this amount.

(14)

$26,667 of this amount was accrued; $96,000 of this amount was payable in shares of our common stock. In connection with the Evergreen transaction (described elsewhere herein), Mr. Kaufman waived payment of this amount.

(15)

This bonus was paid by the issuance of 2,000,000 shares to Mr. Kaufman in connection with the Evergreen transaction (described elsewhere herein), which shares were valued at $.10 per share, the last closing price of the Common Stock, as reported by AMEX, prior to their issuance.

(16)

This bonus was paid by the issuance of 300,000 shares to Mr. Kaufman, which shares were valued at $.24 per share, the last closing price of the Common Stock, as reported by AMEX, prior to their issuance.

(17)

$47,500 of Mr. Upcraft’s salary amount and $22,220 of his bonus amount were paid by the issuance of 996,000 shares of our common stock, a per share value of $.07 per share, the last closing price of our common stock, as reported by AMEX, on the date of issuance. $36,000 of Mr. Upcraft’s bonus amount was paid by the issuance of 600,000 shares of our common stock, upon his executing his employment agreement, which shares were valued at $.06 per share, the last closing price of our common stock, as reported by AMEX, on the date of his executing his employment agreement.

Option Grants in Last Fiscal Year
During the year ended December 31, 2002, the Board made no grant of stock options to its executive officers and directors.
Aggregated Fiscal Year-End Option Values
None of the Company’s executive officers and directors has ever been granted options to acquire shares of the Common Stock.
Executive Employment Agreements
Each of our current executive officers has entered into an employment agreement. The following table summarizes certain provisions of the employment agreements.
Name of Officer	Position(s)	Term	Annual Salary	Date
Douglas O. McKinnon	President and Chief Executive Officer	3 years	$180,000	4/15/02
David M. Loflin	Chairman of the Board	6 months	$150,000	6/1/99, amended 4/15/02
Kenneth J. Upcraft	Vice President for Sales and Marketing	3 years	$150,000(1)	7/31/02
Christopher K. Brenner	Vice President of Finance and Administration, Chief Financial Officer and Secretary	2 years	$120,000(1)	2/4/03
(1)	80% of this officer’s salary may be paid with shares of the Company’s Common Stock, in its discretion.

In connection with each of their respective employment agreements, the executive officers entered into confidentiality agreements and agreements not to compete with the Company during the term of employment and for a period of one year thereafter.

Under Mr. McKinnon’s employment agreement, should the Company (1) experience a change in control or (2) change Mr. McKinnon’s responsibilities with the Company, Mr. McKinnon has the right, in his sole discretion, to terminate his employment with the Company and the Company would be liable for all compensation remaining to be paid during the then-current term of his employment agreement, plus an additional period of one year.

Under each employment agreement, if the executive is terminated by the Company other than for cause, he will be entitled to continue to receive his base salary for the unexpired term of his employment contract.

2002 Stock Ownership Plan
In March 2002, the Board adopted a stock ownership plan for officers, directors and consultants of the Company (the 2002 Plan), a description of which appears above under “Proposal Four”.

EQUITY COMPENSATION PLAN INFORMATION
The Board has not established an equity compensation plan. It is possible that the Board may establish such a plan in the future.

AUDIT COMMITTEE REPORT

During 2002, the Audit Committee of the Company’s Board was composed only of David M. Loflin, due to the resignations as directors of the two other members of the Audit Committee and the Company’s inability, until recently, to attract qualified persons to serve on the Board. Effective March 21, 2003, following the addition of Richard E. Wilson to the Board, the Board appointed Douglas O. McKinnon, Richard E. Wilson and Ross S. Bravata to the Audit Committee. The Board has determined that all members of the Audit Committee meet the current requirements of AMEX and applicable rules and regulations of the SEC. The Audit Committee operates pursuant to an Audit Committee Charter that was initially adopted by the Board on January 11, 2000, and amended and restated in March 2003. A copy of the Amended and Restated Audit Committee Charter is attached to this Proxy Statement as Appendix A.

As set forth in the Amended and Restated Audit Committee Charter, management of the Company is responsible for preparation in accordance with generally accepted accounting principles, and the completeness and accuracy of the Company’s financial statements. The independent auditors are responsible for the planning and conduct of audits of the Company’s financial statements and reviews of the Company’s quarterly financial statements prior to the filing of each Quarterly Report on Form 10-QSB. The Audit Committee is to assist the Board in its oversight function and has the responsibilities and powers as set forth in the Amended and Restated Audit Committee Charter.

On January 17, 2003, the Board, upon the recommendation of the lone member of the Audit Committee, appointed Hein + Associates, LLP as the Company’s independent public auditors for the fiscal year ended December 31, 2002, dismissing Postlethwaite & Netterville, the independent auditors previously engaged to audit the Company’s financial statements. The Audit Committee has recommended that Hein + Associates, LLP perform the audit of the Company’s financial statements for the year ending December 31, 2003.

The reports of Postlethwaite & Netterville on the Company’s financial statements for the past two fiscal years contained a going-concern opinion. In addition, in connection with the Company’s audits for the years ended December 31, 2000, and December 31, 2001, and through January 17, 2003, there were no disagreements with Postlethwaite & Netterville on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Postlethwaite & Netterville, would have caused such firm to make reference thereto in connection with its report on the financial statements for such years. Furthermore, during the years ended December 31, 2000, and December 31, 2001, and through January 17, 2003, there were no reportable events, as defined in Regulation S-K Item 304(a)(1)(v).

During the years ended December 31, 2000, and December 31, 2001, and through January 17, 2003, the Company did not consult with Hein + Associates, LLP regarding either: (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company that Hein + Associates, LLP concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement with Postlethwaite & Netterville, as that term is defined in Regulation S-K Item 304(a)(1)(iv) and the related instructions thereto, or a reportable event, as defined in Regulation S-K Item 304(a)(1)(v).

In the performance of its oversight function, the Audit Committee will review and discuss with management and the independent auditors the Company’s audited financial statements for the year ended December 31, 2002. The Audit Committee will also discuss with the Company’s independent auditors matters required to be discussed by Statement on Auditing Standards Nos. 61, 89 and 90. In addition, the Audit Committee expects to receive the written disclosures and the letter from the Company’s independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as currently in effect. In the near future, the Audit Committee will also consider whether the independent auditors’ provision of non-audit services to the Company is compatible with maintaining the auditors’ independence and discussed with such firm its independence from the Company and its management.

Based upon the foregoing, and subject to the limitations on the role and responsibilities of the Audit Committee referred to above and in the Audit Committee Charter, the Audit Committee is aware of no circumstance that would prevent it from recommending to the Board that the audited consolidated financial statements for the year ended December 31, 2002, be included in the Company’s Annual Report on Form 10-KSB for the year then ended, for filing with the SEC.

This report has been submitted by the Audit Committee for 2003, which consists of the following members:
Douglas O. McKinnon Chairman	Richard E. Wilson	Ross S. Bravata

FEES PAID TO INDEPENDENT AUDITORS
Audit Fees

The aggregate fees billed to the Company for professional services rendered by Hein + Associates, LLP for the audit of the Company’s financial statements for the year ended December 31, 2002, were $24,500.

The aggregate fees billed to the Company an aggregate of $38,800 for professional services rendered by Postlethwaite & Netterville for the audit of the Company’s financial statements for the year ended December 31, 2001, review of the Company’s quarterly reports on Form 10-QSB during 2002 and review of, and consent to, the Company’s registration statements filed under the Securities Act of 1933, as amended.

Financial Information Systems Design and Implementation
There were no fees billed to the Company by Hein + Associates, LLP or Postlethwaite & Netterville for financial information systems design or implementation during the year ended December 31, 2002.
All Other Fees

The Company has paid no other fees for services rendered by Hein + Associates, LLP or Postlethwaite & Netterville, other than the services described above under “Audit Fees” and “Financial Information Systems Design and Implementation,” during the year ended December 31, 2002, or during the period subsequent thereto.

STOCK PERFORMANCE GRAPH

The graph below compares the cumulative total shareholder return on the Common Stock from December 31, 1998, through December 31, 2002, with the return on the AMEX Major Market Index (“AMEX Major") and the AMEX North American Telecommunications Index (“AMEX N.A. Telecom”) for the same period. In accordance with the disclosure rules of the SEC, the measurement assumes a $100 initial investment in the Common Stock with all dividends reinvested, and a $100 initial investment in the indexes.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN AMONG USURF AMERICA, INC., THE AMEX MAJOR AND THE AMEX N.A. TELECOM
12/31/98	12/31/99	12/31/00	12/31/01	12/31/02
USURF America Stock	100.00	115.18	7.59	2.71	1.90
AMEX Major	100.00	117.76	108.83	103.66	88.76
AMEX N.A. Telecom	100.00	173.88	113.01	91.07	49.60

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Significant Sale of Securities

On April 15, 2002, the Company entered into a securities purchase agreement (the “Evergreen Agreement”) with Evergreen Venture Partners, LLC (“Evergreen”), whereby we issued securities for cash in the amount of $250,000. The Company sold Evergreen a total of 3,645,833 shares of the Common Stock, 3,125,000 common stock purchase warrants to purchase a like number of shares at an exercise price of $.15 per share and 3,125,000 common stock purchase warrants to purchase a like number of shares at an exercise price of $.30 per share. Also, under the Evergreen Agreement, Evergreen has the right to name two persons to become directors of the Company. To date, Evergreen has exercised this right as to one person, Richard E. Wilson, but has not yet named another person as a director of the Company.

Stock Issuances
Pursuant to the Evergreen Agreement, on April 15, 2002, the following occurred:
-

The Company hired Douglas O. McKinnon as its new president and chief executive officer; Mr. McKinnon also became a director. In consideration of Mr. McKinnon’s executing his employment agreement, the Company issued him 3,000,000 shares of the Common Stock. These shares were valued at approximately $300,000, which amount was charged against the Company’s earnings during the second quarter of 2002.

-

The Company’s former president, David M. Lofin, became Chairman of the Board, reduced the term of his remaining term of employment from approximately four years to six months, waived the payment of all accrued and unpaid salary and waived the repayment of all loans made by him to the Company. In consideration of Mr. Loflin’s executing an amendment to his employment agreement that reflected the foregoing provisions, the Company issued him 2,000,000 shares of our common stock. These shares were valued at approximately $200,000, which amount was charged against the Company’s earnings during the second quarter of 2002.

-

The Company’s former vice president and secretary, Waddell D. Loflin, reduced the term of his remaining term of employment from approximately four years to six months and waived the payment of all accrued and unpaid salary. In consideration of Mr. Loflin’s executing an amendment to his employment agreement that reflected the foregoing provisions, the Company issued him 2,000,000 shares of the Common Stock. These shares were valued at approximately $200,000, which amount was charged against the Company’s earnings during the second quarter of 2002.

-

The Company’s former vice president of corporate development, James Kaufman, reduced the term of his remaining term of employment from one year to six months and waived the payment of all accrued and unpaid salary. In consideration of Mr. Kaufman’s executing an amendment to his employment agreement that reflected the foregoing provisions, the Company issued him 2,000,000 shares of the Common Stock. These shares were valued at approximately $200,000, which amount was charged against the Company’s earnings during the second quarter of 2002.

Stock Bonus

In August 2002, Kenneth J. Upcraft, Executive Vice President of the Company, was issued 600,000 shares of the Common Stock as an employment agreement signing bonus. These shares were valued at $42,000, or $.07 per share, the closing price of the Common Stock, as reported by AMEX, on the date of mutual execution of Mr. Upcraft’s employment agreement.

Share Issuances in Payment of Accrued Salary

In 2002, we issued shares of our common stock in payment of accrued salary of certain of its executive officers, which shares were valued at $.07 per share, the closing price of our common stock, as reported by AMEX, on the date of issuance, as follows:

Name of Officer	Accrued Salary Paid with Shares	No. of Shares Issued in Payment
Douglas O. McKinnon	$91,044	1,450,000(1)
David M. Loflin	$43,123	618,000
Kenneth J. Upcraft	$63,500	996,000
Christopher K. Brenner(2)	$11,250	140,000
James Kaufman(3)	$48,000	600,000
Waddell D. Loflin(4)	$34,533	600,000
(1)	Included in this number of shares and in addition to the payment of accrued salary, Mr. McKinnon received a $10,456 bonus.
(2)	At the time of the issuance of shares to Mr. Brenner, Mr. Brenner was serving as a consultant to the Company.
(3)	Mr. Kaufman is a former vice president of the Company.
(4)	Mr. Loflin resigned as an officer and director of the Company in March 2003.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, DIRECTORS AND MANAGEMENT

The following table and the notes thereto set forth certain information regarding the beneficial ownership of the Common Stock as of the Record Date, by (1) each current director of the Company, (2) each current executive officer of the Company, (3) all executive officers and directors of the Company as a group and (4) each other person known to the Company to own beneficially more than five percent of the Common Stock outstanding on the Record Date.

Unless otherwise indicated, all shareholders set forth below have the same principal business address as the Company.

The Company has determined beneficial ownership in accordance with the rules of the SEC. The number of shares beneficially owned by a person includes shares of Common Stock that are subject to vested stock options that are either currently exercisable or exercisable within 60 days after the Record Date. These shares are also deemed outstanding for the purpose of computing the percentage of outstanding shares owned by the person. These shares are not deemed outstanding, however, for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, to the Company’s knowledge, each shareholder has sole voting and dispositive power with respect to the securities beneficially owned by that shareholder. On the Record Date, there were 84,407,203_ shares of Common Stock outstanding.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
Douglas O. McKinnon	4,450,000	4.67%
David M. Loflin(2)	3,968,960	3.88%
Richard E. Wilson(3)	200,000	*
Ross S. Bravata(4)	342,500(5)	*
Kenneth J. Upcraft	1,596,000	1.67%
Christopher K. Brenner	540,000	*
All executive officer and directors as a group (6 persons)	10,897,460(6)	11.44%
Fusion Capital Fund II, LLC(7)	2,500,000(8)	2.62%
Evergreen Investment Partners, LLC	1,931,333(9)	2.03%
*	Represents beneficial ownership of less than 1%.
(1)	Based on 95,250,953 shares outstanding, including a total of 9,756,250 shares underlying currently outstanding and exercisable warrants.
(2)	Mr. Loflin’s address is 7635 Jefferson Highway, Suite 309, Baton Rouge, Louisiana 70809.
(3)	Mr. Wilson’s address is P.O. Box 2844, Kirkland, Washington 98083.
(4)	Mr. Bravata’s address is 7635 Jefferson Highway, Suite 309, Baton Rouge, Louisiana 70809.
(5)	75,000 of these shares have not been issued, but underlie currently exercisable warrants.
(6)	75,000 of these shares have not been issued, but underlie currently exercisable warrants.
(7)	Fusion Capital’s address 222 Merchandise Mart Plaza, Suite 9-112, Chicago, Illinois 60654.
(8)	All of these shares may not be sold by Fusion Capital until the earliest of the termination of a common stock purchase agreement, default thereunder or approximately 25 months from the date hereof.
(9)	408,333 of these shares have been issued; 1,523,000 of these shares have not been issued, but underlie currently exercisable, warrants.

OTHER BUSINESS

The Board knows of no other business to be brought before the Annual Meeting. If, however, any other business should properly come before the Annual Meeting, the persons named in the accompanying proxy will vote the proxy as in their discretion they may deem appropriate.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

The Company’s executive officers and directors, and beneficial owners of more than 10% of the Common Stock, are required to file initial reports of ownership and reports of changes of ownership of the Common Stock with the SEC. The SEC’s rules require such person to furnish the Company with copies of all Section 16(a) reports they file. The Company has determined that none of the reports required to have been filed during 2002 has been filed. The Company has requested that all of these persons file the required reports.

SHAREHOLDER PROPOSALS FOR NEXT ANNUAL MEETING

Pursuant to Rule 14a-8 of the Securities Exchange Act, to be included in the Board’s proxy statement and proxy card relating to the 2004 annual meeting of the Company’s shareholders, a shareholder proposal must be received by the Secretary of the Company at the Company’s principal executive offices no later than January 31, 2004.

ANNUAL REPORT

A copy of the Company’s Annual Report on Form 10-KSB/A for the year ended December 31, 2002, accompanied this Proxy Statement. Additional copies of the Annual Report on Form 10-KSB/A will be sent to any shareholder without charge upon written request addressed to USURF America, Inc., 6005 Delmonico Drive, Suite 140, Colorado Springs, Colorado 80919, Attention: Corporate Secretary. The Company’s Annual Report on Form 10-KSB/A does not form any part of the materials for the solicitation of proxies.

By Order of the Board of Directors
/s/ DOUGLAS O. MCKINNON
Douglas O. McKinnon President and Chief Executive Officer
Dated: July 1, 2003
Colorado Springs, Colorado

Appendix A

USURF America, Inc.
Amended and Restated Audit Committee Charter
The Board of Directors of USURF America, Inc. (the "Company") has established the Audit Committee of the Board of Directors of the Company (the "Board").
Purposes
The purpose of the Audit Committee is to serve as an independent and objective party:
-	To oversee the quality and integrity of the financial statements and other financial information the Company provides to any governmental body or the public;
-	To oversee the independent auditors' qualifications and independence;
-	To oversee the performance of the Company's independent auditors;
-	To oversee the Company's systems of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have established;
-

To establish procedures for the receipt, retention and treatment of complaints regarding accounting, internal controls, and other auditing matters and for the confidential, anonymous submission by Company employees of concerns regarding questionable accounting or auditing matters;

-

To provide an open avenue of communication among the independent auditors, financial and senior management, and the Board, always emphasizing that the independent auditors are accountable to the Audit Committee; and

-	To perform such other duties as are directed by the Board.

The Audit Committee shall prepare annually a report meeting the requirements of any applicable regulations of the Securities and Exchange Commission (the "SEC") to be included in the Company's proxy statement relating to its annual meeting of stockholders.

Membership

The Audit Committee shall be comprised of three or more directors, as determined by the Board or a nominating committee of the Board, the majority of whom shall not be affiliates of the Company or employees or persons who receive any compensation from the Company, other than fees paid for service as a director.

The members of the Audit Committee shall be elected by the Board or a nominating committee of the Board annually and shall serve until their successors shall be duly elected and qualified. Unless the Board otherwise determines, in accordance with the rules of The American Stock Exchange ("AMEX") and applicable rules and regulations of the SEC, the majority of the members shall be "independent" as defined from time to time by the rules of AMEX and by applicable rules and regulations of the SEC. If the Company's securities are listed on any other exchange, the Audit Committee shall meet the independence and experience requirements of such exchange. Accordingly, the Board shall determine annually whether at least a majority of the members is free from any relationship that may interfere with their independence from management and the Company. No member shall serve on an audit committee of more than two public companies, unless the Board determines that such simultaneous service would not impair the ability of such director to effectively serve on the Audit Committee.

Each member shall be able to read and understand financial statements at the time of his or her appointment. The Company shall appoint at least one member who is "financially sophisticated" as defined under the applicable rules of AMEX and shall use its reasonable efforts to appoint at least one member who qualifies as an "audit committee financial expert" as defined from time to time by applicable rules and regulations of the SEC, but in any event the Company shall comply with applicable rules of AMEX.

An audit committee financial expert shall not be deemed an "expert" for any purpose, including for purposes of Section 11 of the Securities Act of 1933, as amended. The designation of an Audit Committee member as an audit committee financial expert does not impose any duties, obligations or liability on the audit committee financial expert that are greater than those imposed on other Audit Committee members, nor does it affect the duties, obligations or liability of any other Audit Committee member.

Notwithstanding the foregoing membership requirements, no action of the Audit Committee shall be invalid by reason of any such requirement not having been met at the time such action is taken.
Meetings and Structure

The Audit Committee shall meet as many times per year as the members deem necessary, but in any event at least four times per year. The Audit Committee should meet at least annually with management and the independent auditors in separate executive sessions to discuss any matters that the Audit Committee or any of these groups believe should be discussed privately.

The Board shall appoint one member of the Audit Committee as chairperson. He or she shall be responsible for leadership of the Audit Committee and reporting to the Board.
Accountability of the Independent Auditors

The independent auditors are accountable to and report directly to the Audit Committee. The Audit Committee shall have the sole authority and responsibility with respect to the selection, engagement, compensation, oversight, evaluation and, where appropriate, dismissal of the Company's independent auditors. The Audit Committee shall annually select and engage the Company's independent auditors to audit the financial statements of the Company. The Audit Committee, or an authorized member thereof, must pre-approve any service, whether an audit or a non-audit service, provided to the Company by the Company's independent auditors, including the plan and scope of any such service and related fees.

The Company shall provide for appropriate funding, as determined by the Audit Committee, for payment of compensation to the independent auditors employed by the Company for the purpose of rendering or issuing an audit report or related work or performing other audit, review or attestation services for the Company.

Committee Authority and Responsibilities
The Audit Committee shall have the authority to take all actions it deems advisable to fulfill its responsibilities and duties.

The Audit Committee has the authority to retain, at the Company's expense, professional advisors, including without limitation special legal counsel, accounting experts, or other consultants, to advise the Audit Committee, which may be the same as or different from the Company's primary legal counsel, accounting experts and other consultants, as the Audit Committee deems necessary or advisable in connection with the exercise of its powers and responsibilities as set forth in this Audit Committee Charter, all on such terms as the Audit Committee deems necessary or advisable.

The Audit Committee shall be responsible for the resolution of any disagreements between the independent auditors and management regarding the Company's accounting or financial reporting practices.
In connection with the purposes, powers and responsibilities set forth above, the Audit Committee shall also:
1.

Annually review the performance, experience and qualifications of the independent auditors' team and the quality control procedures of the independent auditors and discharge the independent auditors when circumstances warrant.

2.	Review the Company's disclosures in the Company's periodic reports filed with the SEC regarding any approved non-audit services provided or to be provided by the independent auditors.
3.

Periodically obtain and review a report from the independent auditors regarding all relationships between the independent auditors and the Company that may impact the independent auditors' independence, and discuss such report with the independent auditors. The Audit Committee shall also recommend any appropriate action to the Board in response to the written report necessary to satisfy itself of the independence of the independent auditors.

4.

Ensure the rotation of the lead audit partner having responsibility for the audit and the concurring review partner responsible for reviewing the audit in accordance with applicable rules of AMEX and applicable laws, rules and regulations.

5.

Set, review and modify as appropriate, policies in accordance with the rules of AMEX and applicable laws, rules and regulations for hiring employees or former employees of the Company's independent auditors.

6.

Review with management and the independent auditors the Company's quarterly or annual financial information, including matters required to be reviewed under applicable legal, regulatory or AMEX requirements, prior to the release of earnings and prior to the filing of the Company's Quarterly Report on Form 10-Q/10-QSB or Annual Report on Form 10-K/10-KSB, as the case may be.

7.

Review and, as appropriate, discuss with management and the independent auditors the Company's earnings releases, including the use of "pro forma" or "adjusted" non-GAAP information, as well as financial information and earnings guidance, if any, provided to analysts or rating agencies.

8.

Upon completion of any annual audit, meet separately with the independent auditors and management, and separately with the independent auditors, and review the Company's financial statements and related notes, the results of their audit, any report or opinion rendered in connection therewith, any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information, any significant disagreements with management concerning accounting or disclosure matters, any significant adjustment proposed by the independent auditors and the adequacy and integrity of the Company's internal accounting controls and the extent to which major recommendations made by the independent auditors have been implemented or resolved.

9.	Regularly review with the Company's independent auditors any audit problems or difficulties and management's response.
10.

Review and consider with the independent auditors and management the matters required to be discussed by Statement of Auditing Standards Nos. 61, 89 and 90. These discussions shall include consideration of the quality of the Company's accounting principles and as applied in its financial reporting, including review of estimates, reserves and accruals, review of judgmental areas, review of audit adjustments whether or not recorded, and such other inquiries as may be appropriate. These discussions shall also include the review of reports from the independent auditors that include (i) all critical accounting policies and practices used; (ii) all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, their ramifications and the preferences of the independent auditors; and (iii) other material written communications between the independent auditors and management. Based on the foregoing review, make its recommendation to the Board as to the inclusion of the Company's audited financial statements in the Company's annual report on Form 10-K/10KSB.

11.

Review any disclosures provided by the Chief Executive Officer, the Chief Financial Officer or the independent auditors to the Audit Committee regarding significant deficiencies in the design or operation of internal controls which could adversely affect the Company's ability to record, process, summarize, and report financial data.

12.

Review with management and the independent auditors any significant transactions that are not a normal part of the Company's operations and changes, if any, in the Company's accounting principles or their application.

13.	Review and approve all related-party transactions.
14.	Consider and approve, if appropriate, major changes to the Company's accounting principles and practices as suggested by the independent auditors or management.
15.	Regularly apprise the Board, through minutes and special presentations as necessary, of significant developments in the course of performing the Audit Committee's duties.
16.	Conduct an annual evaluation with the Board regarding the performance of the Audit Committee.
17.

Review any disclosures provided by the Chief Executive Officer or the Chief Financial Officer to the Audit Committee regarding (i) significant deficiencies in the design or operation of internal controls which could adversely affect the Company's ability to record, process, summarize, and report financial data; and (ii) any fraud that involves management or other employees who have a significant role in the Company's internal controls.

18.

Review with the Company's in-house or outside legal counsel any legal matter that could have a significant effect on the Company's financial statements, including the status of pending litigation and other areas of oversight to the legal and compliance area as may be appropriate.

19.

Review with management and the independent auditors the Company's policies and procedures regarding compliance with its internal policies and applicable laws and regulations, including, without limitation, with respect to maintaining books, records and accounts and a system of internal accounting controls in accordance with Section 13(b)(2) of the Securities Exchange Act of 1934.

20.

Establish, when required by applicable laws and/or the rules of AMEX, and review and modify as appropriate, procedures for the receipt, retention and treatment of complaints regarding accounting, internal controls, and other auditing matters and for the confidential, anonymous submission by Company employees of concerns regarding questionable accounting or auditing matters.

21.

Perform any other activities consistent with this Charter, the Company's Certificate of Incorporation and Bylaws, the rules of AMEX applicable to its listed companies, and governing law as the Audit Committee or the Board deems necessary or appropriate.

Review of Committee Charter

At least annually, the Audit Committee shall review and reassess the adequacy of this Charter. The Audit Committee shall report the results of the review to the Board and, if necessary, make recommendations to the Board to amend this Charter.

Limitations

The Audit Committee has the responsibilities and powers set forth in this Charter and management and the independent auditors for the Company are accountable to the Audit Committee. Management, not the Audit Committee, is responsible for the preparation in accordance with GAAP, and the completeness and accuracy, of the Company's financial statements. The independent auditors, not the Audit Committee, are responsible for the planning and conduct of audits of the Company's financial statements and reviews of the Company's quarterly financial statements prior to the filing of each quarterly report on Form 10-Q/10-QSB.

Appendix B

“Article IVof the Articles of Incorporation of the Corporation shall be amended to read as follows:
ARTICLE IV
4.1

The aggregate number of shares which the Corporation shall have the authority to issue is Five Hundred Fifty Million (500,000,000) shares. Of such 500,000,000 shares, Four Hundred Million (400,000,000) shall be classified as common stock, $.0001 par value per share (“Common Stock”), and One Hundred Million (100,000,000) shall be classified as preferred stock, no par value (“Preferred Stock”). All shares of Common Stock and Preferred Stock, when issued, shall be non-assessable and fully paid.

4.2

Shares of Preferred Stock may be issued from time to time in one or more series as the Board of Directors of the Corporation may determine. The Board of Directors is hereby authorized, by resolution or resolutions, to provide from time to time, out of the unissued shares of Preferred Stock not then allocated by any series of Preferred Stock, for one or more series of the Preferred Stock. Before any shares of any such series of Preferred Stock are issued, the Board of Directors shall fix and determine, by resolution or resolutions, the number of shares in the series, and the designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations and restrictions thereof. The Board of Directors may, at any time and from time to time, by resolution or resolutions, increase or decrease the number of shares of any series of Preferred Stock, to the extent permitted by law.”

PROXY CARD	PROXY CARD
USURF AMERICA, INC.
ANNUAL MEETING OF SHAREHOLDERS AUGUST 8, 2003

The undersigned hereby appoints Douglas O. McKinnon, David M. Loflin and Richard E. Wilson, and each of them, Proxies for the undersigned, with full power of substitution, to vote all shares of USURF America, Inc. Common Stock which the undersigned may be entitled to vote at the Annual Meeting of Shareholders of USURF America, Inc. to be held on Friday, August 8, 2003, or at any adjournment thereof, upon the matters set forth on the reverse side and described in the accompanying Proxy Statement and upon such other business as may properly come before the meeting or any adjournment thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1, 2, 3 AND 4.	Please mark your votes as indicated in this example	/x/
The four proposals on the ballot are:
1.	Election of Directors.	FOR all nominees (Except as marked to the contrary)	TO WITHHOLD AUTHORITY (for all nominees listed)
/ /	/ /
Nominees:	01 Douglas O. McKinnon, 02 David M. Loflin, 03 Richard E. Wilson and 04 Ross S. Bravata
(INSTRUCTIONS: To withhold authority to vote for any individual nominee, write that nominee’s name in the space provided below.)

2.	Ratification of Hein + Associates, LLP as the Company’s independent auditors.
FOR / /	AGAINST / /	ABSTAIN / /
3.	Approval of amendment of the Articles of Incorporation of the Company.
FOR / /	AGAINST / /	ABSTAIN / /
4.	Ratification of the adoption of a stock ownership plan for officers, directors and consultants of the Company.
FOR / /	AGAINST / /	ABSTAIN / /
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ITEMS 1, 2, 3 AND 4.
(Continued and to be signed on reverse side)

You are encouraged to specify your vote by marking the appropriate box ON THE REVERSE SIDE but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendations, which are FOR the election of the named nominees as directors, FOR the ratification of the selection of Hein + Associates, LLP as USURF America, Inc.’s independent auditors for the year ending December 31, 2003, FOR the approval of an amendment of the Articles of Incorporation of the Company and FOR the ratification of the adoption of a stock ownership plan for officers, directors and consultants of the Company. The Proxies cannot vote your shares unless you sign and return this card. Any proxy may be revoked in writing at any time prior to the voting thereof.

Any proxy, when properly granted, will be voted in the manner directed and will authorize the Proxies to take action in their discretion upon other matters that may properly come before the meeting. If no direction is made, your proxy will be voted in accordance with the recommendations of the Board of Directors.

Signature

Signature (if held jointly)

Printed name as it appears on stock certificate(s)

Printed name of joint tenant, as it appears on stock certificate(s)

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE